UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

WESTERN NEW ENGLAND BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	001-16767 (Commission File Number)	73-1627673 (I.R.S. Employer Identification No.)

141 Elm Street

Westfield, Massachusetts 01085
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (413) 568-1911

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 1, 2016, Western New England Bancorp, Inc. (the “Company”), the holding company for Westfield Bank, entered into an agreement to repurchase up to 484,668 shares of the Company’s common stock, $0.01 par value per share, pursuant to its stock repurchase program (“10b5-1 Plan”). The Board of Directors of the Company had previously announced the 10b5-1 Plan, which plan has expired, for the repurchase of 1,970,000 shares of its common stock, and as of October 31, 2016, 1,485,332 shares were repurchased under that program.

On November 1, 2016, the Company entered into a renewal of the 10b5-1 Plan with Griffin Financial Group, LLC. Pursuant to the renewed 10b5-1 Plan, a maximum of 484,668 shares may be purchased beginning December 1, 2016 until the 10b5-1 Plan expires on June 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN NEW ENGLAND BANCORP, INC.

Date: November 1, 2016	By:	/s/Leo R. Sagan, Jr.
Leo R. Sagan, Jr.
Chief Financial Officer